Exhibit 32.1

SECTION 906 CERTIFICATIONS

Each of the undersigned hereby certifies, in his capacity as an officer of Providian Financial Corporation (the “Company”), for purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2004

/s/ Joseph W. Saunders
Joseph W. Saunders President and Chief Executive Officer

/s/ Anthony F. Vuoto
Anthony F. Vuoto Chief Financial Officer